FOR IMMEDIATE RELEASE

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Brinker International

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BRINKER INTERNATIONAL NAMES SCARLETT MAY AS SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

DALLAS (Dec. 8, 2014) - Brinker International, Inc. (NYSE: EAT) announced today that Scarlett May has been named Senior Vice President, General Counsel and Secretary of the company, effective Dec. 15, 2014.

Scarlett is a restaurant industry veteran with an extensive background in the casual dining space. She most recently served as Senior Vice President, Chief Legal Officer and Secretary for Ruby Tuesday, Inc., which owns or franchises 749 Ruby Tuesday brand restaurants and 27 Lime Fresh brand restaurants.

Brinker International, Inc. is one of the world's leading casual dining restaurant companies. Founded in 1975 and based in Dallas, Texas, as of Sept. 24, 2014, Brinker owned, operated, or franchised 1,622 restaurants under the names Chili's® Grill & Bar (1,574 restaurants) and Maggiano's Little Italy® (48 restaurants). For more information, visit www.brinker.com.

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